CONSULTING AGREEMENT


         This Consulting Agreement is entered into on this 1st of March 2000, by and between J Paul Consulting Corp. (hereinafter "Consultant"), with its principal place of business at 6041 S. Syracuse Way, Suite 307, Englewood, Colorado 80111 and PROform golf, inc.(hereinafter "Company"), with its principal place of business at 5335 W. 48th Avenue, Suite 200, Denver, Colorado 80202.

                                    RECITALS

1. The Company desires to use the services of the Consultant for introduction and recommendation of the Company's business plan to members of the investment community.

2. Consultant desires to provide such services upon the terms and conditions hereof.

Now, therefore, in consideration of these promises of the mutual covenant and agreements contained herein, the parties agree as follows:

                                    AGREEMENT

1.  ENGAGEMENT  OF  CONSULTANT.   The  Company  hereby  engages  Consultant  and
Consultant hereby agrees to render services to the Company as a consultant.

2. SERVICES. During the term of this Agreement, Consultant shall provide advice to and consult with the Company concerning the Introduction of its Company's business plan to the investment banking community. Consultant will provide the Company on a best effort basis the following services:

         a. Introduce the Company's business plan to various investment banking firms and individual retail brokers.

         b. Solicit and develop additional retail market makers for the Company's Common Stock and the networking of their retail brokers with the goal of developing a broad base of shareholders.

         c. Integrate and distribute corporate information to selected brokerage investment banking.

         d. Co-ordinate broker-company due diligence meetings to open and expand Company recognition in the public market place.


3. PERIOD OF PERFORMANCE. The period of performance under this Agreement shall be for a primary term of six (6) months from the date hereof. Either Party, upon receipt of a thirty- (30) day written notice, may terminate this Agreement at the end of the three- (3) month's period.


4. COMPENSATION. As full consideration for the best effort performance of the basic services described above, the Company shall pay Consultant compensation as follows:


         a. Cash: (i) $30,000 cash plus reasonable expenses. Said $30,000 shall be paid monthly in advance at the rate of $5,000 per month. Initial payment for the first month shall be due at the time this Agreement is signed. Following the initial payment, ensuing payments are payable monthly in advance to Consultant's principal place of business and are due upon the 15th of each month.

         b. Expenses: Expenses are expected to be approximately $500 per month for phones and postage. Expenses include, but are not limited to, the following: travel and lodging; telephone, fax, and other communications; fare of public carrier; photocopy and printing; postage and special mailings. Consultant agrees to obtain prior client approval for any single expense over $500. Consultant shall submit a monthly invoice to the Company, which covers the monthly fee and reimbursable expenses. The Company also agrees to indemnify and pay Consultant for all expenses committed to on behalf of the Company prior to termination of this Agreement for any reason. Expense due and payable upon receipt with a maximum of $5,000 in any particular month.


         c. Warrants: Two separate Warrants to purchase the Company's common stock shall be sold to the Consultant for $600 for A Warrants and $600 for B Warrants. Consultant shall have discretion to reassign to 3rd parties all warrants.

              (i) Warrant A - 600,000 Warrants, ("Warrants), each such Warrant is immediately exercisable and entitles the consultant or the holder thereof to purchase common stock of the Company as described below at an exercise price of $2.00 per share (subject to adjustment as provided herein) (the "Exercise Price"). Each Warrant may be exercised from the date of this Agreement until 11:59 p.m. (Denver time) on the date that is 5 years after the date of this Agreement (the "Expiration Date").

              (ii) Warrant B - 600,000 Warrants ("Warrants"), each such Warrant is immediately exercisable and entitles the Consultant or the holder thereof to purchase common stock of Company as described below at an exercise price of $3.00 per share (subject to adjustment as provided herein) (the "Exercise Price"). Each Warrant may be exercised from the date of this Agreement until 11:59 p.m. (Denver time) on the date that is 5 years after the date of this Agreement (the "Expiration Date").


              (iii) Securities Subject to Warrant: Subject to the provisions of this Agreement, the holder of each Warrant shall have the right to purchase from the Company, and the Company shall issue and sell to each such holder, one fully paid and nonassessable share of common stock of the Company's (the "Common Stock"). At present the shares underlying the warrant are not free trading, but will have piggy back registration rights as described below. Shares underlying the Warrants will be free trading and will be registered.

              (iv) Piggyback Registration Rights: If the Company at any time after the date of this Agreement proposes to register any of its securities under the Act, it will give written notice to all holders of outstanding warrants of its intention to do so. Upon the written request of a receipt of any such notice the Company will use its best efforts to cause all such shares of Common Stock to be registered under the Act.


5. ADJUSTMENTS TO WARRANTS The Exercise Price of each Warrant is subject to adjustment from time to time as follows:

         (a) If the Company is a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Client's obligations under this Agreement.

         (b) Upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, case or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Warrant immediately before the effective date of such transaction.


6. CONVERSION. In lieu of exercising the Warrant on a cash basis, Holder may from time to time convert this Warrant, in whole or in part, into a number of shares determined by dividing (a) the aggregate Fair Market Value (determined on the date of exercise) of the shares of the Company's Common Stock issuable upon exercise of this Warrant minus the aggregate Warrant Price of such shares by (b) the Fair Market Value (determined on the date of the exercise) of one share. For purposes of this Section 6, "Fair Market Value (determined on the date of exercise) of one share. For purposes of this Section 6, "Fair Market Value" shall be the value determined in accordance with the following provisions:

         (a) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market System, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market System or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.


         (b) If the Common Stock is at the time listed or admitted to trading on any stock exchange, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Board of Directors of the Company to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         (c) If the Common stock is at the time neither listed nor admitted to trading on any stock exchange nor traded on the Nasdaq National Market System, then such Fair Market Value shall be determined by the Board of Directors of the Company after taking into account such factors as the Board of Directors of the Company shall deem appropriate.

7. CLIENT INFORMATION. Since Consultant must at all times rely upon the accuracy and completeness of information supplied to it by the Company officers, directors, agents, and employees, the Company agrees to indemnify, hold harmless, and defend, Consultant, its officers, agents, and employees at the Company's expense, in any proceeding or suit which may arise out of and/or due to any inaccuracy or incompleteness of such material supplied by the Company to Consultant.

8. DISCLOSURE AND CONFIDENTIALITY. The Company shall make available to the Consultant data and other information reasonably necessary to enable Consultant to perform its duties under the Agreement. The Consultant will not disclose to any other person, nor use for its own benefit, any trade secrets or other information designated as confidential by the Company which is acquired by the Consultant in the course of performing services hereunder. A trade secret is information not generally known to the trade that gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products under development, production methods and processes, sources of supply, marketing plans and information concerning the filing or pendency of patent applications.

9. DISCLAIMER OF RESPONSIBILITY FOR ACTS OF COMPANY. The obligations of the Consultant described in this Agreement consist solely of the furnishing of consulting services to the Company as an independent contractor. In no event shall the Consultant be required by this Agreement to act as the agent of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by the Consultant hereunder, shall be those of the Company or such affiliates and the Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions.

10. INDEMNITY. The Company agrees to indemnify and hold the Consultant, its affiliates, officers, employees and agents harmless from and against all losses, claims, damages, liabilities, costs or expenses, (including reasonable attorneys' fees and the cost of any of Consultant's personnel involved in any such matter) arising out of the Consultant's entering into or performing under this Agreement, including costs arising out of any dispute whether the Consultant is a party to such dispute. This indemnity shall not apply, however, where a court of competent jurisdiction has made a final determination that the Consultant engaged in gross recklessness and/or willful misconduct in the performance of consulting services hereunder which gave rise to loss or liability sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provisions of this Agreement shall apply and the Company shall perform its obligations hereunder to reimburse Consultant for its expenses).

         The Consultant agrees to indemnify and hold the Company, its affiliates, officers, employees and agents harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees and the cost of any of the Company's personnel involved in such matter) arising out of the Company's entering into or performing under this Agreement, including costs arising out of any dispute whether the Company is a party to such dispute. This indemnity shall not apply, however, where a court of competent jurisdiction has made a final determination that the Company engaged in gross recklessness and/or willful misconduct in the performance of its obligations hereunder which any such final determination, the indemnification reimbursement provisions of this Agreement shall apply and the consultant shall perform its obligations hereunder to reimburse Company for its expenses).

11. ASSIGNABILITY. The Consultant understands that the Company has entered into this Agreement based upon an expectation of the personal services of Jeff Ploen and his assignees and agrees that Mr. Ploen may assign his Warrants in whole or in part to others.

12. MODIFICATION. Any modification of this Agreement or additional obligation assumed by any party in connection with this Agreement shall be binding only if signed by the party (or an authorized representative of the party) sought to be bound by such Agreement.

13. WAIVER. No waiver of any provision of this Agreement shall be valid unless such waiver is in writing and signed by the person or party against whom charged.



14. ENFORCEMENT. This Agreement shall be subject to and governed by the laws of the State of Colorado and any disputes regarding this Agreement shall be resolved in the courts located in the State of Colorado.

15. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

16. ENTIRE AGREEMENT. This Agreement shall constitute the entire Agreement between the parties and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding upon either party except to the extent it is incorporated in this Agreement by mutual written consent of the parties.

         IN WITNESS WHEREOF, each party to the Agreement has caused it to be executed in Denver, Colorado on the date(s) indicated below.

PROform golf, inc.                      J PAUL CONSULTING CORP.

WILLIAM D. LEARY                        JEFF T. HOEN
---------------------------------       ----------------------------------------
Name                                    Name

PRESIDENT                               PRESIDENT
---------------------------------       ----------------------------------------
Title                                   Title

/S/ WILLIAM D. LEARY                    /S/ JEFF T. HOEN
---------------------------------       ----------------------------------------
Signature                               Signature

3/1/00                                  3/1/00
---------------------------------       ----------------------------------------
Date                                    Date

/S/ PATRICIA WEST WILLOX                /S/ PATRICIA WEST WILLOX
---------------------------------       ----------------------------------------
Witness                                 Witness